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                                                                    EXHIBIT 23.5



                     CONSENT OF GRIFFIN FINANCIAL GROUP LLC

         We hereby consent to the reference to our firm under the caption "Reasons for the Merger: Sterling's Board of Directors" in the Registration Statement (No.333-XXXXX) on Form S-4 and the related Prospectus of Sterling Financial Corporation. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                         /s/ Griffin Financial Group LLC

Reading, Pennsylvania
August 2, 2004